THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

Bruce A. Rich                                                  Tel. 212.603.2000
212.603.6780 Direct Dial                                       Fax  212.603.2001
212.829.2045 Direct Fax
brich@thelenreid.com                                          www.thelenreid.com


                                         July 19, 2005

Intrac, Inc.
130 West 42nd Street, 12th Floor
New York, NY 10036

Ladies and Gentlemen:

     We have acted as counsel to Intrac, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a supplement (the "Supplement") to the Registration Statement (No 333-122177) on Form SB-2-MEF (the "Registration Statement") relating to the registration of 140,867 additional shares (the "Additional Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), on behalf of the persons identified as Selling Holders in the Supplement.

     This opinion is being rendered in connection with the filing by the Company of the Supplement to the Registration Statement with the Securities and Exchange Commission.

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Supplement; (iii) the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof; (iii) the resolutions adopted by the Board of Directors of the Company relating to each of the foregoing and (v) such other documents, certificates or other records as we have deemed necessary or appropriate.

     Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

     (1) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     (2) The Additional Shares of Common Stock included in the Supplement to the Registration Statement have been duly authorized, validly issued, and are fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting the Nevada laws and the federal laws of the United States of America.

Intrac, Inc.
July 19, 2005
Page 2


     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Supplement to the Registration Statement.

                                         Very truly yours,


                                         THELEN REID & PRIEST LLP